Exhibit 99.1

Samsara Luggage Inc.

Notes to the audited Pro Forma Condensed Combined Financial Statements

On February 23, 2024, Samsara Luggage, Inc., a Nevada corporation (the “Company”), entered into a Stock Purchase Agreement (the “SPA”) with Ilustrato Pictures International, Inc., a Nevada corporation (“ILUS”) which owns 71.1% of the Company. Simultaneous with the execution and delivery of the SPA, the Company acquired all the equity interests in seven companies owned by ILUS:

●	Firebug Mechanical Equipment LLC

●	Georgia Fire & Rescue Supply LLC

●	Bright Concept Detection and Protection System LLC

●	Bull Head Products Inc

●	E-Raptor

●	The Vehicle Converters

●	AL Shola Al Modea Safety and Security LLC, the only entity in which ILUS does not own 100% but only 51% of the membership interests.

The acquisition by the Company of these shares and membership interests, referred to by ILUS as the Emergency Response Technologies “ERT.

The consideration for the sale of the equity interests in the foregoing companies was paid by the Company by issuing to ILUS 350,000 restricted shares of Series B stock (the “Shares”) and further milestone payment/s should applicable performance targets referenced in Exhibit B be achieved. As a result, ILUS currently owns 89.1% of the Company’s voting rights.

Given the related party nature of the transaction, neither party provided representations and warranties customary of a sale of operating companies.

NOTE 1. BASIS OF PRO FORMA PRESENTATION

The audited pro forma condensed combined financial statements are based on the Company’s and Emergency Response Technologies historical consolidated financial statements as adjusted to give effect to the acquisition of Emergency Response Technologies and the shares issued as part of the acquisition. The audited pro forma combined statements of operations and balance sheet for the year ended December 31, 2023, give effect to the Emergency Response Technologies acquisition as if it had occurred on January 1, 2023.

Historical financial information has been adjusted in the pro forma balance sheet to pro forma events that are: (1) directly attributable to the Acquisition; and (2) factually supportable.

The pro forma adjustments presented in the pro forma combined balance sheet and statement of operations are described in Note 4 — Pro Forma Adjustments.

NOTE 2. ACCOUNTING PERIODS PRESENTED

Certain pro forma adjustments were made to conform accounting policies to the Company’s accounting policies as noted below.

The audited pro forma condensed combined balance sheet as of December 31, 2023, is presented as if the acquisition had occurred on January 1, 2023, and combines the balance sheet of the Company at December 31, 2023 and the balance sheet of the Emergency Response Technologies at December 31, 2023.

The audited pro forma condensed combined statement of operations for the year ended December 31, 2023, has been prepared by combining the Company’s consolidated statement of operations for the year ended December 31, 2023, with the statement of operations of Emergency Response Technologies for the year ended December 31, 2023.

NOTE 3. PRELIMINARY PURCHASE PRICE ALLOCATION

On February 23, 2024, Samsara Luggage, Inc., a Nevada corporation (the “Company”), entered into a Stock Purchase Agreement (the “SPA”) with Ilustrato Pictures International, Inc., a Nevada corporation (“ILUS”) which owns 71.1% of the Company. Simultaneous with the execution and delivery of the SPA, the Company acquired all the equity interests in seven companies owned by ILUS –

●	Firebug Mechanical Equipment LLC

●	Georgia Fire & Rescue Supply LLC

●	Bright Concept Detection and Protection System LLC

●	Bull Head Products Inc

●	E-Raptor

●	The Vehicle Converters

●	AL Shola Al Modea Safety and Security LLC, the only entity in which ILUS does not own 100% but only 51% of the membership interests.

The acquisition by the Company of these shares and membership interests, referred to by ILUS as the Emergency Response Technologies “ERT.

The consideration for the sale of the equity interests in the foregoing companies was paid by the Company by issuing to ILUS 350,000 restricted shares of Series B stock (the “Shares”) and further milestone payment/s should applicable performance targets referenced in Exhibit B be achieved. As a result, ILUS currently owns 88.91% of the Company’s voting rights.

NOTE 4. PRO FORMA ADJUSTMENTS

The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the audited pro forma condensed combined financial information:

a)	To give effect of consolidation as per general accepted principles of consolidation, purchase consideration, goodwill and minority Interest has been recorded.

SAMSARA LUGGAGE INC.
AUDITED PRO FORMA COMBINED BALANCE SHEET

	Samsara Luggage Inc.	Emergency Response Technologies Inc.	Pro Forma Adjustments	Pro Forma Combined
	31-Dec-23	31-Dec-23		31-Dec-23
ASSETS
Current assets
Cash and cash equivalents	12,000	204,632		216,632
Other current assets		2,314,754		2,314,754
Total current assets	12,000	2,519,386		2,531,386

Non- Current assets
Property Plant & Equipment		89,163		89,163
Intangible Assets			8,534,067	8,534,067
Total other assets	-	89,163	8,534,067	8,623,230
Total Assets	12,000	2,608,549	8,534,067	11,154,616
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable and accrued liabilities	327,000	1,662,596		1,989,596
Other Current Liabilities	146,000	951,080	-	1,097,080
Related party payables	193,000			193,000
Total current liabilities	666,000	2,613,676	-	3,279,676

Long Term liabilities
Convertible Notes	1,398,000	-	-	1,398,000
Other long term liabilities		145,662	-	145,662
Total Long-Term Liabilities	1,398,000	145,662	-	1,543,662
Stockholders’ Equity
Convertible and redeemable preferred shares, $0.0001 par value, 1,000,000 shares authorized, 80,698 and 221,374 shares outstanding at December 31, 2023 and December 31, 2022, respectively	66,000	305,009	(305,009)	66,000
Common stock, authorized 7,500,000,000 shares, $0.0001 par value as of December 31, 2023 and December 31, 2022, respectively; 13,922,414 issued and outstanding as of December 31, 2023 and 4,406,312 issued and outstanding as of December 31, 2022.	1,000	-	-	1,000
Stock Payable			8,400,000	8,400,000
Additional paid-in capital	10,625,000	-	-	10,625,000
Retained Earnings/ accumulated Deficit	(12,744,000)	(455,799)	455,799	(12,744,000)
Minority Interest			(16,723)	(16,723)
Total stockholders’ Equity	(2,052,000)	(150,789)	8,534,067	6,331,277
Total liabilities and stockholders’ Equity	12,000	2,608,549	8,534,067	11,154,616

SAMSARA LUGGAGE INC.

AUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

	Samsara Luggage Inc.	Emergency Response Technologies Inc.	Proforma Adjustments	Pro Forma Combined
	31-Dec-23	31-Dec-23		31-Dec-23
Revenue	361,000	6,586,037		6,947,037
	-
Cost of revenues	208,000	4,439,162		4,647,162
	-
Gross profit	153,000	2,146,875		2,299,875
Operating expenses:
Professional fees		-		-
Product Development	-	-
General and administrative	652,000	2,176,025		2,828,025
Total operating expenses	652,000	2,176,025		2,828,025

Profit/ Loss from Operations	(499,000)	(29,150)		(528,150)

Non-Operating expenses:
Interest on Convertible Notes	227,000	-		227,000
Impairment of assets ( Intellectual Property)	-	755,730		755,730
Loss on License Agreement		-		-
Depreciation	79,000	43,041		122,041
Total non- operating expense	306,000	798,771		1,104,771
Non-Operating Income:
Other Non-Operating Income	-	1,691		1,691
Reversal of derivative Liability	661,000	-		661,000
Net loss/ profit	(144,000)	(826,231)		(970,231)

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